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                                                                   EXHIBIT 10(c)



                       [Letterhead of NationsBank, N.A.]

July 10, 1998

Mr. Titus Harris, III
Chief Financial Officer
The GNI Group, Inc.
2525 Battleground Road
Houston, Texas 770535

         Re:     $12 Million Senior Credit Facility

Dear Mr. Harris:

Thank you for the opportunity to make the following commitment to you. NationsBank, N.A. (the "Bank") is pleased to have approved for The GNI Group, Inc. and subsidiaries (the "Borrowers") a credit facility in an amount not to exceed $12,000,000 (the "Loan"). This commitment is to be used by you for the purpose of financing (1) the acquisition of The GNI Group, Inc. by 399 Venture Partners, Inc. and certain members of GNI's management and (2) the Borrowers' working capital needs and other lawful corporate purposes.

This commitment is subject to the execution and delivery to the Bank of legal documents yet to be prepared, including, without limitation, loan agreements, promissory notes, guaranties, and security documents. All such documents must be satisfactory in form and substance to the Bank and its counsel.

The making and funding of any loans under this commitment (in addition to any other conditions which may be required in the documents referred to in the preceding paragraph) is expressly subject to the terms and conditions set forth in the attached Summary of Terms and Conditions.

If you find the terms and conditions of this commitment to be acceptable, please forward by check or wire transfer a non-refundable due diligence fee of $40,000, and execute the enclosed coy of this letter to the undersigned on or before July 15, 1998. By signing this letter the Borrowers agree to pay all reasonable costs and expenses associated with the preparation, due diligence, administration, syndication and enforcement of all documents executed in connection with the Senior Credit Facilities, including without limitation, the legal fees of the Lender's counsel regardless of whether or not the Revolving Credit Facility is closed. This commitment shall expire on September 15, 1998.
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Titus, we are truly excited about the future of The GNI Group, Inc. and look forward to continuing the relationship between our two companies. Thank you for the opportunity to provide you with this financial commitment.

Sincerely,

NationsBank, N.A.                     NationsBank, N.A.


 /s/ Gary D. Good
------------------------------        -----------------------------------------
Gary D. Good                          William T. Griffin, Jr.
Vice President                        Vice President



Accepted and agreed to this          day of July, 1998
                            --------

The GNI Group, Inc.


By:
    -------------------------------
    Titus H. Harris, III
    Chief Financial Officer

                                  CONFIDENTIAL
                              THE GNI GROUP, INC.

                         SUMMARY OF TERMS & CONDITIONS
                                 JULY 10, 1998


--------------------------------------------------------------------------------

  BORROWERS:                              The GNI Group, Inc. and appropriate
                                          Subsidiaries ("Borrowers") as
                                          determined by NationsBank in its sole
                                          discretion.

  LENDER:                                 NationsBank, N.A. ("Lender" or "Bank")

  SENIOR CREDIT FACILITIES:               An aggregate principal amount of up
                                          to $12 million will be available under
                                          the conditions set forth herein:

                                          Revolving Credit Facility: A three
                                          year, $12 million revolving credit
                                          facility, which will include a $3
                                          million sublimit for the issuance of
                                          standby and commercial letters of
                                          credit ("Revolving Credit Facility").

  LOAN AVAILABILITY:                      Advances under the Revolving Credit
                                          Facility would be limited to an amount
                                          up to 80% of eligible Accounts
                                          Receivable. Standards of eligibility
                                          would be established in the discretion
                                          of NationsBank.

                                          Note: NationsBank would consider
                                          making a Fixed Asset Sublimit Facility
                                          of up to $7 million available under
                                          the Revolving Credit Facility,
                                          described above, subject to further
                                          due diligence, appraisals and legal
                                          documentation and review, and credit
                                          approval.

                                          Standby Letter of Credit: The
                                          Borrowers' existing $1.5 Million
                                          auto-renewable, standby letter of
                                          credit guaranteed by WMX Technologies,
                                          Inc. (the "WMXLC" and collectively
                                          with the Revolving Credit Facility,
                                          the "Senior Credit Facilities") will
                                          remain outstanding on a stand alone
                                          basis.

  PURPOSE: The proceeds of the Senior Credit Facilities shall be used: (i) for the acquisition of The GNI Group, Inc. by 399 Venture Partners, Inc. and certain members of GNI's management (ii) for working capital, capital expenditures, and other lawful corporate purposes; and (iii) to finance acquisitions, up to limits defined below.

  MATURITY:                               The Revolving Credit Facility would
                                          extend for an initial term of three
                                          (3) years and would renew in
                                          increments of one year thereafter,
                                          unless notice of termination is
                                          provided by either party sixty days
                                          prior to an anniversary date (subject
                                          to Lender's continued credit
                                          approval). WMXLC matures November 16,
                                          1998.

                                          In the event that the Revolving Credit
                                          Facility is terminated by Borrowers
                                          other than at the end of the original
                                          term, Borrowers would pay Lender 1%
                                          of the committed amount.



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  SECURITY:                               The Revolving Credit Facility will be
                                          secured by a first priority security
                                          interest in all of the Borrowers'
                                          assets, including but not limited to,
                                          all accounts receivable, inventory,
                                          equipment, real property and general
                                          intangibles, with specific exclusions
                                          to be approved by Lender.

  CONDITIONS PRECEDENT TO CLOSING:        The initial funding of the Revolving
                                          Credit Facility will be subject to
                                          satisfaction of the conditions
                                          precedent deemed appropriate by the
                                          Lender including, but not limited to,
                                          the following:

                                          (i)     The completion of all due
                                                  diligence with respect to the
                                                  Borrowers in scope and
                                                  determination satisfactory to
                                                  Lender in its sole
                                                  discretion.  The Bank's
                                                  investigation would include a
                                                  field exam of the appropriate
                                                  entities to determine
                                                  loan/collateral availability
                                                  and the borrowing bases.

                                          (ii)    The negotiation, execution and
                                                  delivery of definitive
                                                  documentation with respect to
                                                  the Revolving Credit Facility
                                                  satisfactory to the Lender.

                                          (iii)   The Lender shall have received
                                                  (a) satisfactory opinions of
                                                  counsel to the Borrowers and
                                                  the other obligors (including
                                                  without limitation,
                                                  authority, legality,
                                                  validity, binding effect and
                                                  enforceability of the
                                                  documents for the Revolving
                                                  Credit Facility), and (b)
                                                  such corporate resolutions,
                                                  certificates and other
                                                  documents as the Lender shall
                                                  reasonably require.
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                                          (iv)    The Lender shall have received
                                                  and, in each case, approved
                                                  the consolidated and
                                                  consolidating financial
                                                  statement of the Borrowers
                                                  for the fiscal years of 1997
                                                  and 1998, including balance
                                                  sheets, income and cash flow
                                                  statements audited by
                                                  independent public
                                                  accountants of recognized
                                                  national standing and
                                                  prepared in conformity with
                                                  GAAP.

                                          (v)     The Bank shall have received
                                                  and approved the projected
                                                  financial statements of the
                                                  Borrowers for the fiscal
                                                  years 1999-2001, including
                                                  detail of capital
                                                  expenditures, and an initial
                                                  proforma balance sheet.

                                          (vi)    There shall not have occurred
                                                  a material adverse change in
                                                  the business, assets,
                                                  operations, condition
                                                  (financial or otherwise) or
                                                  prospects of the Borrowers or
                                                  in the facts and information
                                                  regarding such entities as
                                                  represented to date.

                                          (vii)   The absence of any action,
                                                  suit, investigation or
                                                  proceeding pending or
                                                  threatened in any court or
                                                  before any arbitrator or
                                                  governmental authority that
                                                  purports to affect the
                                                  Borrowers or any transaction
                                                  contemplated hereby, or that
                                                  could have a material adverse
                                                  effect on the Borrowers or
                                                  any transaction contemplated
                                                  hereby or on the ability of
                                                  the Borrowers to perform
                                                  their obligations under the
                                                  documents to be executed in
                                                  connection with the Revolving
                                                  Credit Facility.
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                                          (viii)  The Borrowers shall be in
                                                  compliance with all existing
                                                  financial obligations,
                                                  including all conditions
                                                  contained herein.

                                          (ix)    Receipt and review, with
                                                  results satisfactory to the
                                                  Lender and its counsel, of
                                                  information regarding
                                                  litigation, taxes,
                                                  accounting, labor, insurance,
                                                  regulatory compliance, real
                                                  estate leases, material
                                                  contracts, debt agreements,
                                                  property ownership, and
                                                  contingent liabilities of the
                                                  Borrowers.

                                          (x)     Receipt and review, with
                                                  results satisfactory to the
                                                  Lender and its counsel, of
                                                  all documentation evidencing
                                                  the definitive agreement
                                                  between the current
                                                  shareholders of the Borrowers
                                                  and 399 Venture Partners
                                                  along with any necessary
                                                  approval by the SEC.

                                          (xi)    Closing and funding of senior
                                                  unsecured debt with net
                                                  proceeds to Borrowers of no
                                                  less than $75 million under
                                                  terms and conditions
                                                  satisfactory to the Lender in
                                                  its sole discretion.  It is
                                                  the Lender's understanding
                                                  that these notes will be
                                                  obligations of GNI Group,
                                                  Inc., the parent company.

                                          (xii)   The successful sale of common
                                                  stock or other approved
                                                  equity generating net
                                                  proceeds to the Borrowers of
                                                  no less than $20 million.

                                          (iii)   Lender would require minimum
                                                  unused collateral
                                                  availability under the
                                                  Revolving Credit Facility of
                                                  $3,000,000 at closing.


  CONDITIONS PRECEDENT TO ALL FUNDINGS:   Fundings will be subject to conditions
                                          customary in financings of this
                                          nature, including, but not limited to,
                                          the following:

                                          (i)     No default or event of default
                                                  shall then exist.

                                          (ii)    All representations and
                                                  warranties shall continue to
                                                  be true and correct in all
                                                  material respects.

  REPRESENTATIONS & WARRANTIES:           Usual and customary for transactions
                                          of this type, to include without
                                          limitation: (i) corporate status; (ii)
                                          corporate power and
                                          authority/enforceability; (iii) no
                                          violation of law or contracts or
                                          organizational documents; (iv) no
                                          material litigation; (v) correctness
                                          of specified financial statements and
                                          no material adverse change; (vi) no
                                          required governmental or third party
                                          approvals; (vii) use of
                                          proceeds/compliance with margin
                                          regulations; (viii) status under
                                          Investment Company Act; (ix) ERISA;
                                          (x) environmental matters; and (xi)
                                          payment of taxes.

  COVENANTS:                              Usual and customary for transactions
                                          of this type, to include without
                                          limitation: (i) delivery of financial
                                          statements and other reports; (ii)
                                          delivery of borrowing base and
                                          compliance certificates; (iii) notices
                                          of default, material litigation and
                                          material governmental and
                                          environmental proceedings; (iv)
                                          compliance with laws; (v) payment of
                                          taxes; (vi) maintenance of insurance;
                                          (vii) limitation on liens; (viii)
                                          limitations on mergers, consolidations
                                          and sales of assets; (ix) limitations
                                          on incurrence of debt; (x) prohibition
                                          of dividends and stock redemptions and
                                          the redemption and/or prepayment of
                                          other debt; (xi) limitations on
                                          investments; (xii) ERISA; (xiii)
                                          limitation on transactions with
                                          affiliates; and (xiv) limitations on
                                          capital expenditures.

                                          Financial covenants to include
                                          (without limitation):

                                          (i)     Indebtedness Ratio:
                                                  To be determined/negotiated
                                                  prior to funding.

                                          (ii)    Interest Coverage Ratio: To be
                                                  determined/negotiated prior
                                                  to funding.

                                          (iii)   Fixed Charge Coverage Ratio:
                                                  To be determined/negotiated
                                                  prior to funding.

                                          (iv)    Acquisitions: All Acquisitions
                                                  will require Bank approval
                                                  until the Borrowers'
                                                  Indebtedness Ratio (and the
                                                  applicable covenant) is
                                                  reduced to no greater than
                                                  5.0 times.

                                          Note: All financial covenants will be
                                          defined to include the effect of the
                                          proposed recapitalization.

  EVENTS OF DEFAULT:                      Usual and customary in transactions
                                          of this nature, to include, without
                                          limitation, (i) nonpayment of
                                          principal, interest, fees or other
                                          amounts, (ii) violation of covenants,
                                          (iii) inaccuracy of representations
                                          and warranties, (iv) cross-default to
                                          other material agreements and
                                          indebtedness, (v) bankruptcy, (vi)
                                          material judgments, (vii) ERISA,
                                          (viii) actual or asserted invalidity
                                          of any loan documents or security
                                          interests, (ix) incurrence of any
                                          liability or potential liability under
                                          any employee benefit plan that would
                                          have a material adverse effect on the
                                          Borrowers, (x) any judgment in excess
                                          of $250,000 or otherwise having a
                                          material adverse effect shall be
                                          rendered against the Borrowers which
                                          judgment stays in effect for 30 days
                                          without being stayed or deferred, (xi)
                                          the occurrence of any event of default
                                          under any document supporting the
                                          Senior Credit Facilities, or the
                                          invalidity or disaffirmance of any
                                          such document by any party thereto,
                                          subject to specific notice and cure
                                          provisions and (xii) change in control
                                          of the Borrowers, which shall occur if
                                          (a) a person or any group, and any
                                          affiliate of any such person shall
                                          beneficially own, directly or
                                          indirectly, an amount of the
                                          outstanding capital stock of the
                                          Borrowers entitled to 30% or more of
                                          the voting power of all the
                                          outstanding capital stock of the
                                          Borrowers.
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  INDEMNIFICATION:                        The Borrowers shall indemnify the
                                          Lender from and against all losses,
                                          liabilities, claims, damages or
                                          expenses relating to their loans, the
                                          Borrowers' use of loan proceeds or the
                                          commitments, including but not limited
                                          to reasonable attorneys' fees and
                                          settlements costs.  This
                                          indemnification shall survive and
                                          continue for the benefit of the Lender
                                          at all times after the Borrowers'
                                          acceptance of the Lender's commitment
                                          for the Revolving Credit Facility,
                                          notwithstanding any failure of the
                                          Revolving Credit Facility to close.

  CLOSING:                                On or before September 15, 1998.

  GOVERNING LAW:                          Texas.

  FEES/EXPENSES:                          As outlined in ADDENDUM I

  OTHER: This term sheet is intended as an outline only and does not purport to summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for the Revolving Credit Facility contemplated hereby. The Borrower shall waive its right to a trial by jury.

                                   ADDENDUM I
                               FEES AND EXPENSES

--------------------------------------------------------------------------------


  DUE DILIGENCE FEE:                      $40,000 shall be paid to the Lender
                                          upon acceptance of the commitment.

  CLOSING FEE:                            $80,000 shall be paid to the Lender
                                          upon Closing.

  UNUSED LINE FEE:                        0.375% per annum on the committed
                                          undrawn amount of the Revolving Credit
                                          Facility payable monthly in arrears.

  FIELD EXAM FEE:                         $650 per examiner, per diem, per
                                          exam, plus out-of-pocket expenses.

  LETTER OF CREDIT FEES:                  Letter of credit fees under the
                                          Revolving Credit Facility are due
                                          quarterly in arrears and will be equal
                                          to the Applicable Margin for LIBOR
                                          loans on a per annum basis.  Fees will
                                          be calculated on the aggregate stated
                                          amount for each letter of credit for
                                          the stated duration thereof (The above
                                          specifically excludes the WMXLC, which
                                          shall continue to be priced at 0.50%
                                          p.a.).

  INTEREST RATES:                         The Revolving Credit Facility shall
                                          bear interest at a rate equal to LIBOR
                                          plus 2.75% or the Alternate Base Rate
                                          (defined as the higher of (i) the
                                          NationsBank Prime Rate or (ii) the
                                          Federal Funds Rate plus .50%) plus
                                          1.00%.  Performance pricing will be
                                          negotiated prior to closing.

                                          The Borrower may select interest
                                          periods of 1, 2, 3 or 6 months for
                                          LIBOR loans, subject to availability.

  COST AND YIELD PROTECTION:              The usual for transactions and
                                          facility of this type, including,
                                          without limitation, in respect of
                                          prepayments, changes in capital
                                          adequacy and capital requirements or
                                          their interpretation, illegality,
                                          unavailability, reserves without
                                          proration or offset.

  EXPENSES:                               Borrower will pay all reasonable
                                          costs and expenses associated with the
                                          preparation, due diligence,
                                          administration, syndication and
                                          enforcement of all documents executed
                                          in connection with the Senior Credit
                                          Facilities, including without
                                          limitation, the legal fees of the
                                          Lender's counsel regardless of whether
                                          or not the Revolving Credit Facility
                                          is closed.